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                                                                     EXHIBIT 8.1

                        LETTERHEAD OF MURTHA CULLINA LLP



                               September 5, 2002



Securities and Exchange Commission


450 Fifth Street, N.W.


Judiciary Plaza


Washington, D.C. 20549



     Re: Connecticut Water Service, Inc. Registration Statement on Form S-4



Ladies and Gentlemen:



     We have acted as counsel to Connecticut Water Service, Inc. (the "Company") in connection with the Registration Statement on Form S-4 of the Company to which this opinion appears as an exhibit (the "Registration Statement"), which includes the Proxy Statement of Unionville Water Company ("Unionville") and Prospectus of the Company (the "Proxy Statement/Prospectus").



     We hereby confirm that, in our opinion, the description of the material United States federal income tax consequences of the merger of CWS -- Unionville Acquisition Corp. with and into Unionville contained in the Proxy Statement/Prospectus under the heading "Certain Federal Income Tax Consequences" is accurate in all material respects, assuming the due receipt and accuracy of representations as described under the heading "Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus.



     This opinion is intended solely for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement and to the use of our name in the section entitled "Certain Federal Income Tax Consequences" of the Proxy Statement/ Prospectus. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                          Very truly yours,



                                          MURTHA CULLINA LLP



                                          By:     /s/ KENNETH L. LEVINE

                                            ------------------------------------

                                            Kenneth L. Levine


                                            A Partner of the Firm